UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2009

MYRIAD GENETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26642	87-0494517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Wakara Way

Salt Lake City, Utah 84108

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (801) 584-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

On January 21, 2009, Myriad Pharmaceuticals, Inc., a wholly owned subsidiary of Myriad Genetics, Inc. (“Myriad”), announced that it had acquired the rights and assets to the drug candidate Bevirimat from Panacos Pharmaceuticals, Inc. for a one-time upfront payment of $7 million. Under the purchase agreement, Myriad has obtained all patents, patent applications, product inventories, clinical data, and regulatory filing rights related to the compound. Bevirimat is an HIV maturation inhibitor designed to have activity against a broad range of HIV strains. Bevirimat is currently in a Phase 2b clinical study. Myriad will assume control of all clinical and commercial development going forward.

A copy of the press release announcing the acquisition is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into Item 8.01 of this Current Report on Form 8-K.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

99.1	Press Release dated January 21, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYRIAD GENETICS, INC.

Date: January 22, 2009	By:	/s/ Peter D. Meldrum
Peter D. Meldrum President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated January 21, 2009.

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